DocuSign Envelope ID: F71CA8F6-FD71-49FC-BF15-BD4F5720B095

# AIRCRAFT SALES AGREEMENT

THIS AGREEMENT is made the ____ day of March 2022

BETWEEN:

(1) LMP Finance, LLC, a Delaware limited liability company ("Seller"); and

(2) RRGS Holdings LLC, a Delaware limited liability company ("Buyer").

WHEREAS Seller has agreed to sell and Buyer has agreed to buy the Aircraft, as defined below, upon and subject to the terms and conditions set out in this Agreement.

NOW IT IS HEREBY AGREED AND DECLARED as follows:

1. DEFINITIONS

1.01 In this Agreement, unless the context otherwise requires:

"Aircraft Delivery Receipt" means an aircraft delivery receipt in the form set out in Exhibit 1 attached hereto.

"Aircraft" means the Airframe and Engines, Aircraft Records, APU, and all appurtenances, appliances, parts, avionics, instruments, components, accessions, furnishings, auxiliary power units, loose equipment, engine covers, tool kits, spares, and other equipment of whatever nature incorporated in, attached to, or associated with any of the foregoing including without limitation all loose equipment, galley equipment, and rafts, and those items described in the Aircraft Specification.

"Aircraft Protocol" means the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted on 16 November 2001, at a diplomatic conference in Cape Town, South Africa.

"Aircraft Records" means all manuals, complete original logbooks, life limited tags, wiring diagrams, STC cover sheets, completion documents, illustrated parts catalogs, documents and records required to be maintained with respect to the Aircraft, such as maintenance and overhaul records, and all documentation relating to the airworthiness of the Aircraft or any part thereof, including without limitation all EASA Forms 1, FAA Forms 8130 and 8110, and their equivalents.

"Aircraft Specification" means the aircraft specification set forth in Annex A attached hereto.

"Aircraft Support Program" means the current Pratt and Whitney ESP Gold Engine Program, the Gulfstream Computerized Maintenance Program, and the Honeywell Auxiliary Power United Maintenance Service Program.

"Airframe and Engines" means one (1) Israel Aerospace IND LTD model GULFSTREAM 200 airframe, bearing manufacturer's serial number 204 with U.S. registration number N982MM, together with two (2) P&W CANADA model PW306A engines, bearing serial numbers PCE CC0337 and PCE CC0428, respectively;

"Airworthy and Fully Operational Condition" means, with respect to the Aircraft or any part thereof, the airworthiness or operational status, specifically: (a) Release to Service; (b) fully functional and good working order, operating in a manner that is consistent with the manufacturers' standard specifications, limitations, tolerances and requirements of the maintenance and/or operations manual; and (c) unless otherwise modified by any of the manufacturers, and approved by the FAA, operating in a manner not requiring a modification to the normal life limitation, overhaul or inspection interval for the Airframe and Engines, the APU or any of such parts, systems, avionics and other installed equipment, and with each Engine able to produce its rated takeoff power (static thrust sea level, lbs.) in accordance with all engine manufacturer maintenance manuals in a ground power run.

"AML Laws" means the Bank Secrecy Act of 1970, as amended or extended from time to time, USA PATRIOT Act of 2001, Pub. L. No. 107-56, as amended or extended from time to time, export restrictions, and such other reasonably imposed or required "know your customer" requirements for disclosure imposed by Escrow Agent;

"APU" means one (1) Honeywell International Inc. model GTCP36-150 auxiliary power unit, bearing serial number P-305;

"Business Day" means a day other than Saturday, Sunday, or a holiday on which the offices of the federal government of the United States, including without limitation the FAA Civil Aircraft Registry, and banks located in the States of New York and Oklahoma, are required or authorized to open for business.

"Cape Town Convention" means, collectively, the Convention and the Aircraft Protocol.

"Closing Date" means five (5) Business Days after the later of (i) correction of all Discrepancies and the Release to Service, or (ii) Buyer's acceptance of the Aircraft without the correction of Discrepancies.

"Convention" means the official English language text of the Convention on International Interests in Mobile Equipment, adopted on 16 November 2001, at a diplomatic conference in Cape Town, South Africa.

“Deposit” means the sum of Two Hundred Fifty Thousand Dollars ($250,000.

“Delivery Condition” means the technical condition of the Aircraft required to be delivered to Buyer at the time of Transfer of Title, unless otherwise agreed, specifically that the Aircraft: (i) is delivered with good and marketable free and clear of all Liens with full title guarantee, other than Liens claimed by or through Buyer; (ii) all systems, components, windows, and accessories (including avionics) in an Airworthy and Fully Operational Condition; (iii) is delivered fresh from 12/24 month inspection pursuant to the manufacturer's aircraft maintenance manual; (iv) is equipped as specified in the Aircraft Specification with no Significant Findings and in the same condition as at the time of completion of the Pre-Buy Inspection or Release to Service, as applicable, normal wear and tear excepted; (v) all Aircraft Records are original, complete, intact, and continuous from the date of manufacturer to the time of Transfer of Title, and back to birth on all life limited parts, printed or published in the English language and maintained in accordance with industry standards and applicable laws and regulations; (vi) with a standard FAA certificate of airworthiness with no restrictions or limitations; (vii) with each Engine, the APU and all installed equipment, systems, avionics, components, accessories and any spare parts, tires, loose equipment, rotables (including life rafts) as to be specifically set forth in the Aircraft Specification in Airworthy and Fully Operational Condition; (viii) all maintenance, calendar, hourly and cycle inspections current under the applicable maintenance programs for the Aircraft through the date of Transfer of Title with no deferments, extensions, or technical variances of any kind and no increased-frequency or non-standard inspection intervals; (ix) all existing Mandatory Service Bulletins, Airworthiness Directives, mandatory aircraft services changes, mandatory manufacturer's alerts and engineering dispositions due and required to be completed before Transfer of Title are in compliance through the expected date of Transfer of Title with no deferments, extensions or technical variances of any kind; (x) no parts, systems or components installed in the Aircraft on a temporary loan or temporary exchange basis, unless mutually agreed in writing; and (xi) all Aircraft Support Programs shall be fully enrolled and paid current by Seller at the time of Transfer of Title and all remaining warranties applicable to the Aircraft transferred to Buyer at the time of Transfer of Title, with any transfer fee to be paid by Buyer.

“Delivery Location” means the Facility or such other location as Buyer and Seller mutually agree.

“Discrepancy” means any item or condition discovered during the Pre-Buy Inspection and/or an Evaluation Flight that causes the Aircraft to be out of compliance with the Delivery Condition as identified by the Facility in the Report and which are required to be corrected before Release to Service.

"Dollars" and "$" means the lawful currency of the United States of America.

“Escrow Agent” means Insured Aircraft Title Service, Inc., in Oklahoma City, OK.

“Escrow Fees” means the fees and expenses of Escrow Agent for acting as escrow agent for the sale of the Aircraft in accordance with this Agreement.

“Evaluation Flight” means an evaluation flight or an inspection flight check with respect to the Aircraft, which Buyer may have two (2) representatives onboard to observe, not to exceed two (2) hours, to be conducted by the Seller’s pilots or the Facility’s pilots who are approved by Seller.

“FAA” means the United States Federal Aviation Administration.

“FAA Bill of Sale” means an FAA Aeronautical Center Form 8050-2 Aircraft Bill of Sale conveying good, clear and marketable title to the Aircraft from Seller to Buyer.

“FAA Civil Aircraft Registry” means the FAA Civil Aviation Registry, Aircraft Registration Branch, Mike Monroney Aeronautical Center, 6500 South MacArthur Boulevard, Oklahoma City, Oklahoma 73169.

“Facility” means Stevens Aviation Inc. located in Greenville, SC.

“FARs” means the Federal Aviation Regulations.

“International Interest” has the meaning given to it in the Convention.

“International Registry” means the international registry located in Dublin, Ireland, established pursuant to the Cape Town Convention.

“International Registry Procedures” means the official English language text of the Procedures of the International Registry issued by the supervisory authority thereof pursuant to the Cape Town Convention.

“International Registry Regulations” means the official English language text of the Regulations of the International Registry issued by the supervisory authority thereof pursuant to the Cape Town Convention.

"Lien" means any and all liens, mortgages, security interests or leases of any kind whatsoever or other demands, claims, charges, pledges, encumbrances, notations, trusts or rights of others, including, without limitation, rights of others under any interchange, loan, lease, or pooling agreement, any air navigation (*e.g.*, Transport Canada, Eurocontrol), or other similar over flight charges, and any domestic or foreign, taxes, imposts or assessments or any searchable contract of sale, prospective contract of sale, actual or prospective International Interests, relating to the period prior to the

Transfer of Title, whether recorded or unrecorded.

“Lienholder” means any holder of or party with right to any Lien.

“Mandatory Service Bulletin” means any service bulletin affecting the airworthiness or safety of the Aircraft which is issued by Gulfstream.

“Material Corrosion” means corrosion, or history of corrosion, affecting the Aircraft or any part thereof that is outside of the manufacturers' tolerances and limitations, as determined by the Facility that (A) cannot be repaired, rectified or terminated on a non-recurring basis such that Release to Service is not possible without (i) a requirement of repetitive or recurring inspections which deviate from the manufacturer's recommended inspection program and (ii) required modifications to the component life limitations; or (B) the repair of which constitutes a Material Damage.

“Material Damage” means any damage, or history of damage, to the Aircraft or any part thereof, as determined by the Facility, that requires, required or would have required (if the Aircraft had been registered on the FAA registry) (i) the issuance of an FAA Form 337 or FAA Form 8100-9 (whether or not such forms would have actually been issued) or other written release, statement, or recording as prescribed by 14 C.F.R., Part 43, Appendix B; (ii) any deviation from the approved manufacturer's aircraft build specifications or standard production configuration; or (iii) an alteration or repair, which constituted or would constitute a “major repair” or “major alteration” as such term is defined in 14 C.F.R., Part 43, Appendix A, and/or recorded or required to be recorded in a manner prescribed by 14 C.F.R., Part 43, Appendix B, or otherwise in the log books or records of the Aircraft or in an insurance claim; in each case in order to effect a Release to Service.

“Pre-Buy Inspection” means an inspection, which shall include a 12/24 month inspection of the Aircraft in accordance with the manufacturer's aircraft maintenance manual, a detailed visual review of the Aircraft and the Aircraft Records, an Evaluation Flight, and such other tests or inspection of the Aircraft as further described and set forth in the Workscope, all prepaid by Buyer.

"Purchase Price" means the sum of Six Million Seven Hundred Thousand Dollars ($6,700,000).

“Release of Liens” means a properly executed release(s) of lien fully releasing a Lien on the FAA Civil Aircraft Registry in form and substance sufficient for recordation at the FAA Civil Aircraft Registry.

“Release to Service” means the release to service of the Aircraft by the Facility's logbook entries in accordance with applicable law following maintenance activities or inspections, including the correction of all Discrepancies.

"Report" means the final written report prepared by the Facility describing the results of the Pre-Buy Inspection, including the finding of any Discrepancies, and which shall be released to both Buyer and Seller upon the completion of the Pre-Buy Inspection.

"Sales Taxes" means any transaction, privilege, sales, use, excise, transfer, or any other similar taxes, fees or charges that may be imposed by any governmental jurisdiction related to the sale of the Aircraft under this Agreement, except to the extent such taxes are imposed on or measured by Seller's income.

"Significant Finding" means the following: (i) Material Corrosion; (ii) Material Damage; or (iii) the Aircraft cannot otherwise be placed in the Delivery Condition.

"Transfer of Title" means the time at which Seller causes Escrow Agent to release the Bills of Sale to Buyer.

"Visual Inspection" means a visual review of the interior and exterior of the Aircraft and a cursory review of the Aircraft's logs and records at the Facility, to be completed no later than two (2) Business Days after arrival of the Aircraft at the Facility.

"Warranties Assignment" means the assignment of warranties (to the extent that they exist) in the form of Exhibit 3 attached hereto.

"Warranty Bill of Sale" means a warranty bill of sale in the form of Exhibit 2 hereto.

"Workscope" means the inspection workscope and such other tests and inspections specifically identified in Exhibit 4 hereto.

1.02 Headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.03 In this Agreement, unless the context otherwise requires, references to Sections are to be construed as references to the Sections of, and the Exhibits to, this Agreement and references to this Agreement include its Recital and Exhibits.

1.04 Words importing the plural shall include the singular and vice versa, and references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any State or agency thereof.

## 2. AGREEMENT TO SELL

2.01 Seller agrees to sell, and Buyer agrees to buy, the Aircraft for the Purchase Price and otherwise upon and subject to the terms and conditions of this Agreement on the Closing Date.

2.02 Buyer shall place the Deposit with Escrow Agent no later than two (2) Business Days after execution of this Agreement.

2.03 The Escrow Agent shall hold the Deposit to be applied towards the Purchase Price upon the Transfer of Title, except as otherwise set forth herein. Upon execution of this Agreement, the Deposit shall be non-refundable to Buyer, except as otherwise set forth herein. Buyer and Seller shall each be obligated to pay one-half (1/2) of the Escrow Fees.

3. PRE-BUY INSPECTION

3.01 Within two (2) Business Days after execution of this Agreement, Seller shall make the Aircraft available to Buyer at the Facility to conduct the Visual Inspection. Within one (1) Business Day after Buyer's completion of the Visual Inspection, Buyer shall notify Seller in writing whether or not Buyer wishes to proceed with the purchase of the Aircraft. If Buyer notifies Seller within such time period that Buyer does not wish to proceed with consummating the transaction contemplated by this Agreement, Buyer agrees that Escrow Agent is authorized to release a portion of the Deposit in the amount of Fifty Thousand Dollars ($50,000) to Seller with any remainder to be returned to Buyer and neither party thereafter shall have any further obligation to the other hereunder.

3.02 If Buyer notifies Seller that Buyer wishes to proceed with the purchase of the Aircraft, Seller shall permit the Facility, at Buyer's expense, to perform the Pre-Buy Inspection under the terms and conditions herein contained. The Pre-Buy Inspection shall be performed to determine whether the Aircraft meets the Delivery Condition, and Seller shall make all Aircraft Records not otherwise available during the Visual Inspection available at the Facility for purposes of completing the Pre-Buy Inspection. Any operation of the Aircraft prior to the Closing Date shall be under the sole operational control of the Seller or the Facility (as approved by Seller) and all such operations shall be performed within the requirements of all standard industry practices, applicable law and insurance policies.

3.03 Buyer shall cause the Facility to deliver to each of Buyer and Seller the Report. The Report shall describe, among other things, the Discrepancies or Significant Findings, together with the estimated cost to repair or correct such Discrepancies or Significant Findings, each as determined by the Facility, and such determination shall be binding on the parties hereto.

3.04 Within three (3) Business Days after completion of the Pre-Buy Inspection and receipt of the Report from the Facility, Buyer shall execute and deliver to Seller a Technical Acceptance Letter, and shall therein indicate:

(a) Buyer's acceptance of the Aircraft technical condition on an "as is, where is, with all faults" basis and, unless otherwise accepted by Buyer;

(b) Buyer's conditional acceptance of the Aircraft condition subject solely to Seller's correction of all Discrepancies evidenced in the Report in order for the Aircraft to comply with the Delivery Condition; or

(c) Buyer's rejection of the Aircraft.

In the event of Buyer's rejection of the Aircraft due to Significant Findings, the Deposit shall be returned to Buyer and neither party shall have further obligation to the other hereunder; provided that, there are no outstanding amounts due to any party who inspected or performed work on the Aircraft at the direction of Buyer, and the Evaluation Flight costs have been paid.

3.05 If Section 3.04(b) applies, after Buyer's conditional acceptance of the Aircraft condition subject solely to Seller's correction of all Discrepancies, Seller shall diligently cause to be corrected all Discrepancies, all at Seller's sole cost and expense or at the cost and expense of the original equipment manufacturer under the applicable warranties or the cost and expense of the hourly maintenance providers (if any). Correction of Discrepancies shall be evidenced by the Aircraft's Release to Service. Following Seller's correction of all Discrepancies, if required by the Facility to effect Release to Service of the Aircraft, then at the Seller's cost and expense, the Facility shall perform a post-inspection Evaluation Flight to evidence correction of such Discrepancies and verify that the Aircraft satisfies the Delivery Condition.

4. TRANSFER OF TITLE AND ACCEPTANCE

4.01 The Deposit shall only be refundable in accordance with the terms and conditions of this Agreement.

4.02 Conditions Precedent to Buyer's Obligations. Buyer's obligation to purchase and accept delivery of the Aircraft from Seller on the Closing Date shall be subject to the following conditions precedent:

(a) at the time of Transfer of Title, Seller shall not be in breach or default of any of Seller's obligations arising under this Agreement;

(b) all of Seller's representations set forth in Section 5.01 and Section 5.04 shall be true and accurate as of the time of Transfer of Title;

(c) Seller shall have delivered or caused to be delivered into escrow the items identified in Sections 4.04 and 4.05 required to be delivered by it and complied with the requirements of Section 12.09; and

(d) prior to the Transfer of Title, the Aircraft shall be in the same condition as at

the completion of the Pre-Buy Inspection or Release to Service (if applicable), unless waived in whole or in part by Buyer, and Seller shall have corrected or repaired all Discrepancies identified to deliver the Aircraft in accordance with the terms of this Agreement.

4.03 Conditions Precedent to Seller's Obligations. Seller's obligation to sell and deliver the Aircraft to Buyer on the Closing Date shall be subject to the following conditions precedent:

(a) at the time of Transfer of Title, Buyer shall not be in breach or default of any of Buyer's obligations arising under this Agreement;

(b) all of Buyer's representations set forth in Section 5.04 shall be true and accurate as of the time of Transfer of Title; and

(c) Buyer shall have delivered or cause to be delivered into escrow the items identified in Sections 4.04 and 4.05 required to be delivered by it and complied with the requirements of Section 12.09.

4.04 On or before the Closing Date, the Aircraft shall be in the Delivery Location and the Buyer shall have deposited the Purchase Price, plus any amounts due for the Evaluation Flight and its portion of the Escrow Fees and Seller shall have deposited or have caused to be deposited all documents required to transfer title to the Aircraft to Buyer free and clear of all Liens, including without limitation the FAA Bill of Sale, Warranty Bill of Sale, Warranties Assignment, and Release of Liens for any Liens.

4.05 On the Closing Date, the Parties and the Escrow Agent shall effect Transfer of Title as follows; provided, however, that Buyer will agree to modify the sequence of release of funds should a Lienholder require an alternate sequence for its receipt of funds prior to release of documents in accordance with reasonable instructions:

(a) Seller shall confirm to Buyer and Escrow Agent that the conditions precedent to Seller's obligations have been satisfied or waived.
(b) Buyer shall confirm to Seller and Escrow Agent that the conditions precedent to Buyer's obligations have been satisfied or waived.
(c) Seller shall tender the Aircraft to Buyer at the Delivery Location.
(d) Seller and Buyer or their agents shall commence a conference call with Escrow Agent during which:

(i) The Escrow Agent shall confirm there are no Liens registered on the International Registry with respect to the Aircraft, or recorded or filed with the FAA Civil Aviation Registry, except Lien(s) for which the Escrow Agent has received a Release of Lien for which Escrow Agent has sufficient funds to

cause its release in accord with instructions from the Lienholder;

(ii) The Escrow Agent shall confirm that it is in receipt of the Purchase Price, Buyer's share of the Escrow Fees, any unpaid amounts for the Evaluation Flight;

(iii) Buyer shall instruct the Escrow Agent, conditioned only upon receipt by the Escrow Agent of Seller's instruction in Section 4.05(d)(iv), to date and file the Aircraft Registration Application in the FAA Civil Aviation Registry and to release the Purchase Price, and any unpaid amounts for the Evaluation Flight;

(iv) Seller shall instruct the Escrow Agent to date, file, and record any Release of Lien and the FAA Bill of Sale in the FAA Civil Aviation Registry, upon distribution of the Purchase Price pursuant to Seller's written instruction, less one-half of Escrow Agent's fees, and to deliver to the Buyer the Warranty Bill of Sale, and Warranties Assignment; and

(v) Seller shall have authorized Escrow Agent to register (acting as Seller's and Buyer's Professional User Entity) on the International Registry, the Buyer's Sale interests in the Airframe and Engines.

(e) Concurrently with the filings indicated in Section 4.05(d), Buyer shall accept delivery of the Aircraft from Seller at the Delivery Location, and shall simultaneously deliver to Seller a fully executed and completed Delivery Receipt setting forth the time of the FAA filing of the FAA Bill of Sale as provided by Escrow Agent.

4.06 The risk of loss, injury, destruction, or damage to the Aircraft by fire or other casualty or occurrence shall be upon Seller until Transfer of Title and upon Buyer thereafter. Seller shall maintain or cause to be maintained adequate insurance on the Aircraft until Transfer of Title. In the event of total loss of the Aircraft prior to Transfer of Title this Agreement shall be deemed canceled upon notice of such total loss to Buyer from Seller and the Deposit will be refunded to Buyer, and neither party shall have any further liability to the other with respect to the Aircraft other than its portion of the Escrow Fees. If, prior to Transfer of Title the Aircraft incurs damage, Buyer shall have the right, to request Seller at Seller's own expense to cause such damage to be repaired as soon as reasonably practicable, and, provided Seller agrees to cause the repair of such damage, the Closing shall be delayed until all such repairs are completed to Buyer's reasonable satisfaction, or to deem this Agreement canceled. If Buyer cancels the Agreement as permitted in this Section 4.06 or Seller refuses a request to cause damage to be repaired, the Deposit shall be returned in full to Buyer and neither party shall have any further obligation to the other except for its portion of the Escrow Fees.

## 5. REPRESENTATION

5.01 Seller represents and warrants that upon Transfer of Title, Seller shall own and

convey to Buyer good, marketable, full legal and beneficial title to the Aircraft free and clear of all Liens, and Seller will warrant and defend such title forever against all claims and demands whatsoever. Seller further represents and warrants as of the execution of this Agreement that all taxes or over flight or landing or other similar fees with respect to the Aircraft or its operations have been paid, that all Aircraft Support Program fees (Buyer shall pay any transfer fees), service contract fees or charges have been paid and are current.

5.02 Buyer expressly agrees and acknowledges that the Aircraft has been tendered for Transfer of Title and will be accepted by it on an "AS IS WHERE IS" basis and that THE REPRESENTATIONS AND WARRANTIES IN SECTIONS 5.01 AND 5.04 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OF SELLER, WHETHER WRITTEN, ORAL OR IMPLIED. BUYER ACKNOWLEDGES AND AGREES THAT SELLER NOR SELLER'S AGENT SHALL NOT, BY VIRTUE OF HAVING OWNED, MAINTAINED AND SOLD THE AIRCRAFT OR OTHERWISE, BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY AS TO THE MERCHANTABILITY, FITNESS, DESIGN OR CONDITION OF, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN THE AIRCRAFT, OR TO HAVE MADE ANY OTHER REPRESENTATIONS OR WARRANTIES. SELLER AND SELLER'S AGENT DISCLAIMS AND BUYER WAIVES ALL WARRANTIES AND LIABILITIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE (INCLUDING STRICT LIABILITY IN TORT), WITH RESPECT TO THE MERCHANTABILITY, FITNESS, DESIGN OR CONDITION OF, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN THE AIRCRAFT.

5.03 Each party hereto acknowledges that this Agreement has been the subject of full discussion and negotiation.

5.04 Buyer and Seller represent to each other:

(a) The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action of such party and do not require the approval or consent of or notice to any trustee or holders of any indebtedness or obligations of such party (except as has already been obtained);

(b) This Agreement has been duly executed and delivered by an officer of such party authorized to execute and deliver such documents on behalf of such party;

(c) This Agreement and covenants of such party contained herein and therein constitute or will, upon execution, constitute legal, valid and binding obligations of such party, enforceable against such party in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and by the application of equitable principles by courts of competent jurisdiction, sitting at law or in equity;

(d) To the best of its knowledge it is in compliance and will comply with AML Laws for purposes of the transactions contemplated herein and further represents that neither it nor any of its affiliates nor any of their respective officers, directors, or employees, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC (including those named on OFAC's Specially Designated Nationals and Blocked Persons List or Foreign Sanctions Evaders List) or by the United States Department of Commerce on the Denied Persons List or under the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism or is engaged in any dealings or transactions or is otherwise associated with such persons or entities in violation of applicable law, or is included on any other United States Governmental list of prohibited or restricted parties.

6. SALES TAX, FEES AND COSTS

6.01 The Purchase Price for the Aircraft does not include Sales Taxes. Buyer shall be responsible for the payment of any and all Sales Taxes and shall indemnify and hold Seller harmless from all Sales Taxes. Seller shall remain responsible for and shall indemnify and hold Buyer harmless from any taxes, fees, duties or similar claims or charges assessed or levied against the Aircraft, its ownership, operation or purchase or sale prior to Transfer of Title.

6.02 Except as otherwise specifically provided herein each party shall pay their own costs and expenses with respect to the transaction.

7. BROKERS

7.01 Buyer and Seller shall pay their own brokers in accordance with any agreement with which they have entered. Buyer shall be solely responsible for payment to Buyer's Agent and Seller shall be solely responsible for any payment to Seller's Agent in relation to the transactions contemplated herein.

8. TERMINATION

8.01 If Seller has complied with all of its obligations hereunder and Buyer shall fail to take delivery of the Aircraft and pay the Purchase Price on or before the Closing Date in accordance with this Agreement, or otherwise materially breaches this Agreement, Seller may, by notice to Buyer, and if Buyer fails to cure such default within seven (7) Business Days of such notice, terminate Seller's obligation to sell the Aircraft to Buyer and, upon giving such notice, Seller shall be entitled to retain the Deposit, which shall be transferred from Escrow Agent to such account as Seller may direct, as liquidated damages for loss of a bargain and not as a penalty. Seller's rights to terminate this Agreement and receive the amounts expressly set forth in this Section 8.01 as

liquidated damages, which shall in all events be the sole remedy available to Seller in the event Buyer defaults on Buyer's obligations under, or otherwise breaches, this Agreement, and Seller waives any other remedies that may be available to Seller at law or in equity for breach of contract.

8.02 In the event that Buyer is not in default of its obligation under this Agreement, and Seller refuses or is otherwise unable to complete Transfer of Title, including without limitation because the Aircraft is not in the Delivery Condition or Seller refuses to correct Discrepancies, on or before the Closing Date, and Seller fails to remedy such default within seven (7) Business Days of notice by Buyer, (i) the Deposit shall be promptly returned to Buyer by Seller, (ii) Seller shall immediately pay over to Buyer the actual invoiced reasonable and documented costs incurred by Buyer to perform the Pre-Buy Inspection and any amount paid to Seller for movement of the Aircraft including without limitation any Evaluation Flight, and (iii) Seller shall pay all Escrow Fees; provided that if Seller's default is due to Significant Findings, Seller shall not be obligated to pay the costs incurred by Buyer during the Pre-Buy Inspection. Buyer agrees the remedies in this Section 8.02 shall be its sole remedy in the event of a default by Seller and waives any other remedies, including without limitation any right of specific performance, that may be available to Buyer at law or in equity for breach of contract.

9. NOTICES

9.01 All notices and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt, refusal to accept receipt, or confirmation that delivery to recipient is complete) by delivery in person, by telefax or electronic mail, or by a reputable overnight courier service, addressed as follows:

to Seller:

**LMP MOTORS**
500 E Broward Blvd, Suite 1900
Ft. Lauderdale, Fl, 33394
Attn: Mr. Tawfik, President
Telephone: 954-895-0352
Email: sam@lmpmotors.com; and
emily.goldstein@lmpmotors.com

with cc to:
John R. Copley, Esquire
Garofalo Goerlich Hainbach PC
1200 New Hampshire Avenue
Suite 800
Washington, DC 20036
Tel: 202-776-3970
Email: jcopley@ggh-airlaw.com

to Buyer:

**RRGS HOLDINGS LLC**
c/o Five Rings LLC
225 Liberty Street
30th Floor
New York, NY 10281
Attn: Felix Dashevsky
Telephone: 212-608-2508
Email: felix@fiverings.com

with cc to:
Timothy J. Lynes, Esq.
Katten Muchin Rosenman LLP
2900 K Street NW
North Tower – Suite 200
Washington, DC 20007
Telephone: 202-625-3686
Email: timothy.lynes@katten.com

to Escrow Agent:

**Insured Aircraft Title Service, LLC**
Attn: Kirk Woford
21 E Main St STE 100
Oklahoma City, OK 73104
Tel: 800-654-4882
Email: kwoford@insuredaircraft.com

or to such other addresses as may be hereafter furnished by the parties by written notice provided in accordance herewith, which notice must expressly state that it contains a new address which shall thereafter be deemed the address of such party for notices, demands, or other communications to be delivered or given pursuant to this Agreement.

10. GOVERNING LAW

10.01 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance, without giving effect to its conflict of laws provisions other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law. Each party submits to the jurisdiction of the state and federal courts sitting in the State of New York, County of New York in any proceeding relating to this Agreement and hereby waives any objections it may have on the grounds of venue or forum non conveniens or any similar grounds and consents to service of process by mail or in any other

manner permitted by the law.

11. FORCE MAJEURE

11.01 Seller and Buyer shall be excused from, and shall not be liable in any manner for, any delay or failure in its performance under this Agreement if occasioned by a cause or causes beyond its reasonable control including, but not limited to, acts of God or the public enemy, acts of terrorism, war or other outbreak of hostilities, civil commotion, strikes, lockouts, and labor disputes ("Force Majeure"); provided that, a Force Majeure event shall not be caused by COVID-19. Force Majeure shall not excuse any obligation by either party to make any payments required under this Agreement. The party in such delay or failure to perform due to Force Majeure shall promptly notify the other that it will be unable to perform its obligations hereunder due to a force majeure. In such event, the time for such party's performance shall be extended for the pendency of the Force Majeure, provided, however, that if such non-performance is reasonably estimated to extend beyond thirty (30) days, either party hereto may at its option terminate this Agreement upon written notice to the other party, and the Deposit shall be returned to Buyer and the parties shall have no further obligation to one another hereunder except for its portion of the Escrow Fees.

12. MISCELLANEOUS

12.01 This Agreement embodies the entire agreement and understanding of Seller and Buyer. This Agreement shall not be modified or amended except by a writing signed by Seller and Buyer and, as of the date of this Agreement, terminates and supersedes all prior or independent agreements and understandings between Seller and Buyer covering the same subject matter.

12.02 No failure or delay on the part of either party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other further exercise of any such right or power.

12.03 The Parties agree this Agreement and any amendments or other documents specifically related thereto may be submitted and received electronically through an e-signature vendor that is acceptable to the FAA for the filing of documents on the U.S. civil aircraft registry, and each party agrees to accept communications from such an e-signature vendor proposed by the other party. Pursuant to the Federal Electronic Signatures in Global and National Commerce Act and the New York Electronic Signatures and Records Act, the parties expressly agree to the use of electronic signatures as an additional method of signing this Agreement or any other document related to this Agreement. If a party chooses to use electronic signatures, the electronic signatures will have the same legal significance as written signatures. The parties further agree that electronically stored information (ESI), when produced in

hard copy form, will constitute business records and will have the same validity as any other generally recognized business records. Seller and Buyer further agree that this Agreement may be executed in multiple counterparts delivered by telecopier or other electronic means by the executing party, and the delivery by a party by electronic means of the signature page hereof bearing the execution of such party will be deemed binding against such party for all purposes to the same extent as the delivery of an original of this Agreement executed by such party. Each counterpart will constitute an original document, and all counterparts together will constitute one agreement.

12.04 Time is of the essence in this Agreement.

12.05 This Agreement may not be assigned by any party without the prior written consent of the other party.

12.06 Seller and Buyer agree to cooperate in providing identifying information as to parties receiving payment or providing funding in this transaction as Seller, Buyer, their financiers or the Escrow Agent may reasonably request.

12.07 Seller and Buyer agree to hold the financial aspects of this transaction, all writing, discussions and negotiations in connection with this transaction, and the terms and conditions of this Agreement in confidence, except to the extent that (a) disclosure to its affiliates, attorneys, financial advisers, lenders, intermediaries and other necessary parties is required for performance of the transaction, (b) disclosure is required by law or regulation; or (c) any aspect of this transaction is in the public domain generally or becomes generally known through no fault of the disclosing party. In the event that a party is served with any notice or demand under color of law for a copy of this Agreement from any person not a party to this Agreement, the party receiving the notice or demand will promptly transmit a copy of the notice or demand to the other party (to the extent permitted by law), in order to afford the other party an opportunity to contest the disclosure of this Agreement.

12.08 Notwithstanding any terms in this Agreement to the contrary, the provisions of the following sections shall survive closing or the termination of this Agreement: Sections 5.01, 5.02, 5.03, 5.04, 6.01, 6.02, 7.01, 8.01, 8.02,11.01, 12.07, 12.10, and 12.11.

12.09 The Parties shall undertake the following acts prior to and contemporaneously with Transfer of Title:

(a) Prior to Transfer of Title, Seller and Buyer shall each become a "transacting user entity" with the International Registry. Each of Buyer and Seller shall bear its own expense in doing so.

(b) Each party shall provide to the other evidence that it has been approved by the International Registry as a "transacting user entity," has duly registered with, is authorized to make filings with and has received all approvals from the International Registry, and has appointed an "administrator" (as such term is defined and used in the International Registry Procedures and International Registry Regulations).

(c) Each party shall authorize Escrow Agent to act as, and shall designate Escrow Agent as its "administrator" or a "professional user entity" (as such term is defined and used in the International Registry Procedures and International Registry Regulations) to effect, amend, discharge and consent to registrations with respect to the Aircraft (including the airframe and the related engines) on its behalf. Neither Seller nor Buyer shall revoke such authorization until after the earlier to occur of (i) registration of the sale of the Aircraft with the International Registry following the filing with the FAA of the Bill of Sale conveying the Aircraft from Seller to Buyer or (ii) termination of this Agreement in accordance with its terms.

(d) Buyer and Seller shall cooperate to cause Escrow Agent to immediately after filing of the FAA Bill of Sale with the FAA, discharge any adverse International Interests with respect to the Airframe and Engines registered with the International Registry by any Lien holder and register the sale of the Aircraft with the International Registry. Seller and Buyer shall cause to be filed with the FAA Aircraft Registry an AC Form 8050-135.

12.10 The terms and conditions of this Agreement, and all writings, discussions, and negotiations in connection with the transaction contemplated by this Agreement (including, without limitation, the fact that discussions and negotiations have been conducted by the parties), shall remain strictly confidential and shall not be disclosed by either party, without the prior written consent of the other party, except that each party shall be entitled to disclose the terms and conditions of this Agreement (i) as may be required by law or legal process; (ii) to such party's attorneys, accountants, consultants, and other advisors performing services for such party with respect to or affected by the transaction contemplated by this Agreement including Escrow Agent and the Facility and their personnel; (iii) to each party's employees with a need to know; (iv) as may be required to permit such party to pursue all available remedies for breach of this Agreement by the other party; and (v) to any entity that may provide financing to Buyer in connection with the acquisition of the Aircraft. In connection with any such disclosure, the party making such disclosures shall request and use its good faith efforts to obtain confidential treatment of such information.

12.11 Upon execution of this Agreement and until such time as the Aircraft is rejected by Buyer or this Agreement is terminated in accordance with the terms contained herein, neither Seller nor its agents shall (i) solicit or encourage any offers to purchase the Aircraft or (ii) accept or negotiate the terms of any offer or agreement with respect to the sale or other transfer of the Aircraft whatsoever. The parties

acknowledge that certain advertising remains in place for the Aircraft and that Seller may receive unsolicited offers, however, Seller agrees that it and its agents will inform prospective Buyers that the Aircraft is subject to an existing contract for sale.

[ Signature Page Follows ]

IN WITNESS WHEREOF the parties hereto have entered into this Agreement on the date first above written.

Seller: LMP Finance, LLC
By: LMP AUTOMOTIVE HOLDINGS INC., its Member

DocuSigned by:

By: ______________________
5DF0AD1BBA55465...

Name: Sam Tawfik
Title: CEO

Buyer: RRGS Holdings LLC

By: ______________________

Name: Jason McCarthy
Title: Authorized Signatory

## Agreement of Escrow Agent

Buyer and Seller hereby appoint Escrow Agent as document holder and stakeholder for the sale and purchase of the Aircraft, and Escrow Agent accepts such appointment for and in consideration of the Escrow and Title Search Fee and subject to Attachment 1 – Terms and Conditions of Escrow Services Provided by Insured Aircraft Title Service, LLC. The parties acknowledge that Escrow Agent is acting as a document holder and stakeholder only, its duties being purely ministerial, at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent or trustee for either of the parties, and that Escrow Agent shall not be liable to either of the parties for any act or omission unless it involves willful misconduct or negligence on its part. Escrow Agent confirms that the Deposit is being held exclusively with respect to the sale of the Aircraft by Seller to Buyer as contemplated by this Agreement and for no other transaction and no other person.

The undersigned does hereby consent to and join in the foregoing Agreement hereby agreeing to act as Escrow Agent in accordance with the provisions of the Agreement applicable to Escrow Agent.

The Escrow Fees shall be a total of _________ Dollars (US$_____), and Buyer and Seller shall each be responsible for one-half (1/2), or _________ Dollars (US$_____) of said total.

Escrow Agent:

INSURED AIRCRAFT TITLE SERVICE, LLC

By:______________________________
Name:
Title:

# Annex A
## AIRCRAFT SPECIFICATIONS

DocuSign Envelope ID: F71CA8F6-FD71-49FC-BF15-BD4F5720B095

# GULFSTREAM G200

Ser #: 204, Reg#: N982MM

March 11, 2022


JETSPEED
AVIATION

PERFORMANCE FLIGHT
136 Tower Road, Hangar M
West Harrison, NY 10604
914-397-1444 | performanceflight.com

PERFORMANCE FLIGHT

DocuSign Envelope ID: F71CA8F6-FD71-49FC-BF15-BD4F5720B095

Performance Flight
136 Tower Road, Hangar M
West Harrison, NY 10604
914-397-1444 | performanceflight.com

PERFORMANCE FLIGHT

# GULFSTREAM G200 SN #204

## IDENTIFICATION

| | |
|---|---|
| Year Mfr/Dlv: | 2008 / 2008 |
| Registration #: | N982MM, Expires: 2/28/25, Previous Reg #N738QS |
| Purchase Date: | 10/15/21 |

## STATUS

| | |
|---|---|
| Ownership: | Wholly Owned / Previously Owned |
| Lifecycle/Use: | In Operation / Business |

| AIRFRAME | CURRENT VALUES | FLIGHT ACTIVITY | EST. VALUES |
|---|---|---|---|
| **Data Valid As of** | 7/22/21 | 7/22/21 - 2/28/22 | 2/28/22 |
| **AFTT** (hrs): | 6,799 | 83 | 6,882 |
| **Landings/Cycles:** | 4,282 | 41 | 4,323 |
| **Nautical Miles:** | | 31,377 | |

## FEATURES

### EQUIPPED WITH

- Aft Lavatory
- Forward Galley
- Cockpit Voice Recorder
- ADS-B Capable
- Gulfstream Computerized Maintenance Program (G-CMP)
- Airframe Maintenance Program
- SATCOM
- High-Speed Data/Wifi
- Engine Maintenance Program

### STANDARD EQUIPMENT

- Weather Radar
- RVSM
- Dual Flight Management Systems
- Terrain Awareness & Warning System
- Emergency Locator Transmitter
- Thrust Reversers
- Auxiliary Power Unit
- Traffic Collision Avoidance System

DocuSign Envelope ID: F71CA8F6-FD71-49FC-BF15-BD4F5720B095
Performance Flight
136 Tower Road, Hangar M
West Harrison, NY 10604
914-397-1444 | performanceflight.com

PERFORMANCE FLIGHT

# GULFSTREAM G200 SN #204

**ENGINE(S):** PW306A

Maintenance Program: Pratt & Whitney - ESP Gold

| **MODEL** PW306A | **ENGINE 1** | **ENGINE 2** |
|---|---|---|
| Serial Number | PCECC0337 | PCECC0428 |
| Total Time Since New (TTSNEW) Hrs | 7,485 | 6,715 |
| Time Between Overhaul (TBO/TBCI) Hrs | 6,000 | 6,000 |
| Total Cycles Since New | 4,737 | 4,215 |

**APU:** HONEYWELL GTCP 36-150

Time Since New: 4,508 hrs

Maintenance Plan: Honeywell (MSP/Maintenance Service Plan)

DocuSign Envelope ID: F71CA8F6-FD71-49FC-BF15-BD4F5720B095
Performance Flight
136 Tower Road, Hangar M
West Harrison, NY 10604
914-397-1444 | performanceflight.com

PERFORMANCE FLIGHT

# GULFSTREAM G200 SN #204

## AVIONICS

| | |
|---|---|
| ADF: | Collins NAV-4000 |
| AFIS: | Honeywell |
| AHRS: | Dual Collins AHC-3000 |
| Autopilot: | Collins FCC-4005 |
| Avionics Package: | Collins Pro Line 4 |
| Communication Radios: | Dual Collins VHF-4000E |
| CVR: | Honeywell SSCVR (120-minute) |
| DME: | Dual Collins DME-4000 |
| FMS: | Dual Collins FMC-6100 |
| GPS: | Dual Collins GPS-4000 |
| Hi Frequency: | Dual Honeywell KHF-950 w/Jetcal SELCAL |
| Navigation Radios: | Collins NAV-4000; Collins NAV-4500 |
| Radar Altimeter: | Collins ALT-4000 |
| SATCOM: | AirCell Axxess II |
| TAWS: | Honeywell Mark V EGPWS |
| TCAS: | Collins TCAS-4000 w/change 7.0 |
| Transponder: | Dual Collins TDR-94D Mode S w/Flight ID |
| Weather Radar: | Collins TRW-850 |

## ADDITIONAL EQUIPMENT

| | |
|---|---|
| Cockpit: | ADS-B Out (DO-260B), enhanced navigation, WAAS, dual Collins ADC-850 air data computers, dual Collins RTU-4220 radio tuning units, Artex C406 MHz ELT |
| Equipment: | 45000-foot ceiling |

DocuSign Envelope ID: F71CA8F6-FD71-49FC-BF15-BD4F5720B095

Performance Flight
136 Tower Road, Hangar M
West Harrison, NY 10604
914-397-1444 | performanceflight.com

PERFORMANCE FLIGHT

# GULFSTREAM G200 SN #204

**INTERIOR** BY GULFSTREAM, DALLAS, TX ON 12/2008

| | |
|---|---|
| Configuration/PAX: | Executive/9 passengers |
| General: | Fireblocked; partial refurbishment 07/2020 |
| Seating: | Six executive seats recovered in 2014, four executive club chairs, aft left side 3-place divan opposite 2-place club |
| Carpet: | New carpeting installed 07/31/2020 by West Star Aviation |
| Refreshment : | Forward galley |
| Cabinetry/Wood: | Pullout tables |
| Entertainment : | Airshow 400, multi-region CD & DVD system, aft-mounted monitor, single seat monitors |
| Business : | AirCell Gogo Biz w/ATG-5000 broadband internet, high-speed data, Wi-Fi |
| Lavatory: | Aft lav |

**EXTERIOR** BY WEST STAR AVIATION ON 07/2020

| | |
|---|---|
| Rating: | 10 |

No Details Reported.

DocuSign Envelope ID: F71CA8F6-FD71-49FC-BF15-BD4F5720B095
Performance Flight
136 Tower Road, Hangar M
West Harrison, NY 10604
914-397-1444 | performanceflight.com

PERFORMANCE FLIGHT

# GULFSTREAM G200 SN #204

## MAINTENANCE

| | |
|---|---|
| Maintained: | FAR Part 91 |
| Airframe Maint Program: | MSG-3 |
| Airframe Tracking Program: | G-CMP (Computerized Aircraft Maintenance Program) |
| Certification(s): | RVSM |
| General: | Honeywell APU is enrolled on MSP Gold. Collins Corporate Aircraft Service Program. |
| Weights/Capacity: | WEIGHTS (lbs.): PAYLOAD w/FULL FUEL 634, MTOW 35450, LANDING 30000, BOW 19451, FUEL 14625. |

| ITEMS | C/W | DUE | NOTES |
|---|---|---|---|
| 1C Inspection: | | 07/31/21 | By West Star Aviation. |
| 2C Inspection: | | 07/31/22 | By West Star Aviation. |
| 3C Inspection: | | 07/31/23 | By West Star Aviation. |
| 12C Inspection: | | 07/30/32 | By West Star Aviation. |
| 6C Inspection: | | 07/31/26 | By West Star Aviation. |
| 8C Inspection: | | 05/31/24 | |
| 4C Inspection: | | 07/31/24 | By West Star Aviation. |
| 1A Inspection: | | 7141 hrs | 500-Hour; by West Star Aviation. |
| 2A Inspection: | | 7802 hrs | 1000-Hour; by West Star Aviation. |
| 4A Inspection: | | 7855 hrs | 2000-Hour. |
| 3A Inspection: | | 7352 hrs | 1500-Hour. |
| 6A Inspection: | | 8828 hrs | 3000-Hour. |
| 8A Inspection: | | 7855 hrs | 4000-Hour. |
| 5A Inspection: | | 7790 hrs | 2500-Hour. |
| 10A Inspection: | | 9831 hrs | 5000-Hour. |

DocuSign Envelope ID: F71CA8F6-FD71-49FC-BF15-BD4F5720B095

Performance Flight
136 Tower Road, Hangar M
West Harrison, NY 10604
914-397-1444 | performanceflight.com

PERFORMANCE FLIGHT

## GULFSTREAM G200 SN #204


JET SPEED


JET SPEED



















# Exhibit 1

## AIRCRAFT DELIVERY RECEIPT

RRGS HOLDINGS LLC (**"Buyer"**) hereby acknowledges acceptance of delivery of the Aircraft from LMP FINANCE, LLC (**"Seller"**), at _______ o'clock (am / pm) local time on the ____ day of __________________, 2022, at ____________________ ___________pursuant to the terms and conditions of the Aircraft Sales Agreement, dated March ___, 2022, between Buyer and Seller (the **"Agreement"**). Buyer hereby acknowledges that the Aircraft satisfies all of the requirements, terms and conditions of the Purchase Agreement. All capitalized terms shall have the same meaning assigned to such term in the Agreement, unless otherwise defined herein. By reason of the execution and delivery by Buyer of this Aircraft Delivery Receipt, it is conclusively presumed that (i) Buyer has approved and accepted the Aircraft **"as is, where is"** in its then-current technical condition and state of repair, with all faults, limitations and defects (whether hidden or apparent), regardless of cause; and (ii) except for Seller's warranty of title to the Aircraft contained in the Agreement and the Warranty Bill of Sale, Seller has not made with respect to the condition of the Aircraft any representation, warranty or guaranty of any kind, express or implied, whether arising in law, in equity, in contract, or in tort, including, without limitation, any implied warranty of merchantability, airworthiness, design, condition, or fitness for a particular use.

TOTAL TIME AIRFRAME AT DELIVERY: _________ hours / __________ landings

TOTAL TIME ENGINES AT DELIVERY:

Engine PCE CC0337:__________ hours ___________ cycles

Engine PCE CC0428:__________ hours ___________ cycles

TOTAL TIME APU AT DELIVERY: ___________ hours ___________ starts

Buyer:

**RRGS HOLDINGS LLC**

By:____________________________

Name:__________________________

Title:___________________________

# Exhibit 2
## WARRANTY BILL OF SALE

**KNOW ALL PERSONS BY THESE PRESENTS:**

**THAT LMP FINANCE, LLC** (**"Seller"**) is the lawful owner of the full legal and beneficial title to the following tangible personal property:

> (I) one (1) Israel Aerospace IND LTD model GULFSTREAM 200 airframe, bearing manufacturer's serial number 204 with FAA registration mark N982MM, (ii) two (2) P&W CANADA model PW306A engines, serial numbers PCE CC0337 and PCE CC0428, (iii) the Honeywell gtcp36-150 auxiliary power unit, serial number P-305 (the "**APU**"); (iv) all appurtenances, appliances, parts, avionics, instruments, components, accessions, furnishings, items of equipment and accessories installed thereon or appurtenant thereto, and (iv) loose equipment normally a part of the Aircraft (collectively, the **"Aircraft"**), as well as the Aircraft Documents, as that term is defined in the Agreement.

**THAT**, for $1.00 and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Seller does as of the date provided below, grant, convey, transfer, deliver and set over all right, title and interest in and to the Aircraft and the Aircraft Documents unto **RRGS HOLDINGS LLC** ("**Buyer**"), a ______________, and unto Buyer's successors and assigns forever.

**THAT**, Seller hereby warrants to Buyer, its successors and assigns, that there is hereby conveyed to Buyer on the date hereof good and marketable title to the Aircraft and the Aircraft Documents free and clear of any and all liens, mortgages, security interests, leases, and/or other notations, claims, charges, International Interests, encumbrances and/or rights of others, and Seller shall warrant and defend such title forever against all such claims and demands whatsoever.

**THAT**, Seller shall consent to the registration with the International Registry by Buyer of Buyer's Sale interest in the Airframe and Engines immediately upon any request to do so.

EXCEPT AS EXPLICITLY SET FORTH IN THE AIRCRAFT SALES AGREEMENT, DATED MARCH ___, 2022 (the "**Agreement**") BETWEEN BUYER AND SELLER AND HEREIN, THE AIRCRAFT IS BEING SOLD AND DELIVERED TO BUYER ON THE DATE HEREOF IN "AS IS, WHERE IS, AND WITH ALL FAULTS" CONDITION WITHOUT ANY REPRESENTATION, WARRANTY OR GUARANTY OF ANY KIND, EXPRESS OR IMPLIED, WHETHER ARISING IN LAW, IN EQUITY, IN CONTRACT, OR IN TORT, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, AIRWORTHINESS, DESIGN, CONDITION, OR FITNESS FOR A PARTICULAR USE.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

**IN WITNESS WHEREOF**, Seller has caused this Warranty Bill of Sale to be executed and delivered by its duly authorized signatory as of ____________________, 2022.

**LMP FINANCE, LLC**

By:___________________________________

Name:_________________________________

**Title:**_________________________________

# Exhibit 3

## WARRANTIES ASSIGNMENT

Pursuant to the Aircraft Sales Agreement (the "**Agreement**"), dated March___, 2022, by and between LMP FINANCE, LLC (**"Seller"**), a Delaware limited liability company, and RRGS HOLDINGS LLC (**"Buyer"**), Seller, without representation or warranty, hereby assigns to Buyer such rights as Seller may have under any warranty (express or implied), or otherwise, with respect to the Israel Aerospace IND LTD model GULFSTREAM 200 airframe, bearing manufacturer's serial number 204 with FAA registration mark N982MM, together with two (2) P&W CANADA model PW306A engines, serial numbers PCE CC0337 and PCE CC0428 and Honeywell International Inc. GTCP36-150 auziliary power unit, serial number P-305, and all other instruments or equipment installed in or attached to the airframe and engines (collectively, the "**Aircraft**") (collectively, the "**Assigned Rights**").

Buyer acknowledges that it shall be solely responsible for any fees, charges, costs and expenses with respect to the transfer of the Assigned Rights and the processing of any claims or services thereunder.

Seller hereby acknowledges Buyer's right to enforce in its own name such Assigned Rights as Seller may have with respect to the Aircraft to the extent assigned to Buyer by Seller hereunder.

Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

IN WITNESS WHEREOF, Seller and Buyer have caused this instrument to be executed by their duly authorized officer this _____ day of ________, 2022.

| | |
|---|---|
| <u>Seller</u>: | <u>Buyer</u>: |
| **LMP FINANCE, LLC** | **RRGS HOLDINGS LLC** |
| By: | By: |
| Name: | Name: |
| Title: | Title: |

DocuSign Envelope ID: F71CA8F6-FD71-49FC-BF15-BD4F5720B095

Exhibit 4
**Workscope**

12/24 month inspection per the aircraft manufacturer's maintenance manual

Under floor inspection in galley, lav, and entrance way